SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2010

ENTECH  SOLAR, INC.
(Exact Name of Registrant as specified in charter)

Delaware	0-16936	33-0123045

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas	76177
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   817/ 224-3600

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 1, 2010, Entech Solar, Inc. (the "Company") and The Quercus Trust ("Quercus") entered into a Stock Purchase Agreement, pursuant to which Quercus purchased 25,000,000 shares of the Company's common stock at $0.08 per share, for an aggregate purchase price of $2,000,000.  Consistent with Quercus’ waiver of certain anti-dilution protection with respect to its previous purchases of our common stock on each of December 15, 2009, January 15, 2009, February 1, 2010 and February 8, 2010, the Stock Purchase Agreement does not include any provisions related to anti-dilution protection.

The above description of the stock purchase by Quercus is not complete and is qualified in its entirety by reference to the Stock Purchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.  David Gelbaum, the co-trustee of The Quercus Trust, is our Chief Executive Officer and Chairman of our Board of Directors.

The transaction described in the Stock Purchase Agreement did not involve any underwriter or any public offering. The transaction was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) of the Securities Act or Regulation D promulgated thereunder, as  a transaction by an issuer not involving a public offering.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibit Number	Description of Exhibit

10.1	Stock Purchase Agreement dated March 1, 2010 by and between Entech Solar, Inc and The Quercus Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTECH SOLAR, INC.

By:	/s/ Sandra J. Martin
Chief Financial Officer

Dated: March 5, 2010

Exhibits.

Exhibit Number	Description of Exhibit

10.1	Stock Purchase Agreement dated March 1, 2010 by and between Entech Solar, Inc and The Quercus Trust.